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                                                                       EXHIBIT J

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees Colorado BondShares-A Tax-Exempt Fund:


       We consent to the use of our report dated October 10, 2003 incorporated by reference into this Registration Statement and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Custodian and Auditors" in the Statement of Additional Information.



                                    /s/ Fortner, Bayens, Levkulich and Co., P.C.
                                    --------------------------------------------
                                     Fortner, Bayens, Levkulich and Co., P.C.


Denver, Colorado
January 27, 2004